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                                                                    EXHIBIT 10.4


                             SUPPLEMENTAL INDENTURE


     THIS SUPPLEMENTAL INDENTURE is dated as of November 30, 2001, by and between CCC Information Services Group Inc., (the "Company"), a Delaware corporation, and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), and is made with reference to that certain Indenture dated as of February 23, 2001 by and between the Company and the Trustee (the "Indenture"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.

                                    RECITALS

          WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of the Notes;

          WHEREAS, the Company has heretofore issued and sold $15,463,918 aggregate principal amount of Initial Notes and additional notes constituting PIK Notes under the Indenture;

          WHEREAS, the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes has been obtained pursuant to Section
9.2 of the Indenture with respect to entering into this Supplemental Indenture; and

          WHEREAS, pursuant to Sections 1.2 and 9.3 of the Indenture, an Officers' Certificate and an Opinion of Counsel, each in the form required pursuant to said Sections 1.2 and 9.3 have been delivered to the Trustee simultaneously with the execution and delivery hereof;

                  NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                            AMENDMENTS TO DEFINITIONS

     SECTION 1.1. Amendments to Definition of "Consolidated Net Income." The definition of "Consolidated Net Income" appearing in Section 1.1 of the Indenture is hereby amended by (i) deleting the word "and" from paragraph (5) thereof, (ii) deleting the period at the end of paragraph (6) thereof and replacing it with a semi-colon, and (iii) adding new paragraphs (7) and (8) to read in full as follows:

          (7) any losses allocated to the Company's International Business consistent with the Company's internal accounting policies at the time is conducted the International Business; and


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          (8) any net income (or loss) attributable to any business which is accounted for by the Company as discontinued operations in accordance with GAAP.

     SECTION 1.2. Amendments to Definition of "EBITDA." The definition of "EBITDA" appearing in Section 1.1 of the Indenture is hereby amended by inserting the word "and" at the end of paragraph (3) thereof and deleting paragraphs (5), (6) and (7) thereof.

     SECTION 1.3. Amendments to Definition of "Permitted Investments." The definition of "Permitted Investment" appearing in Section 1.1 of the Indenture is hereby amended by deleting paragraph 10 from such definition and renumbering paragraphs (11), (12), (13), (14), (15) and (16) as paragraphs (10), (11), (12),
(13), (14) and (15), respectively.

     SECTION 1.4. Amendments to Definition of "Senior Credit Facility." The definition of "Senior Credit Facility" appearing in Section 1.1 of the Indenture is hereby amended to read in full as follows:

          "Senior Credit Facility" means the Second Amended and Restated Credit Facility Agreement dated as of November 30, 2001 by and among CCC Information Services Inc and the lenders that are parties thereto and La Salle Bank National Association (as administrative agent and issuing bank)."

     SECTION 1.5. Deletion of Certain Definitions." The definitions of "DriveLogic Business," "Specified DriveLogic Operating Losses" and "Specified International Operating Losses" appearing in Section 1.1 of the Indenture are hereby deleted from the Indenture.

                                   ARTICLE II
                 ADDITIONAL AMENDMENTS SUPPLEMENTS TO INDENTURE

     SECTION 2.1. Amendment to Section 10.10. Section 10.10 is hereby amended by
(i) deleting the word "and" from paragraph (6) thereof, (ii) deleting the period at the end of paragraph (7) thereof and inserting "; and" in lieu of the deleted period, and (iii) adding a new paragraph (8) to read in full as follows:

          "(8) the transactions provided for and contemplated by the Purchase Agreement dated as of November 29, 2001 among the Company, White River Ventures, Inc., Capricorn Investors II, L.P. and Capricorn Investors III, L.P. and the exhibits and schedules thereto and the rights offering made pursuant to the Company's prospectus supplement dated November 30, 2001 to its prospectus dated July 27, 2001."

     SECTION 2.2. Amendment to Section 10.15. Section 10.15 is hereby amended by adding a new subsection (i) to read in full as follows:

          (i) Notwithstanding paragraphs (a) through (h) of this Section 10.15, if a Change of Control occurs, in lieu of making a Change of Control Offer pursuant to this Section 10.15, the Company shall have the right to redeem the Notes (a "Change of Control Redemption"), in whole but not in part, in cash at the Redemption Price, plus any accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date. The Company shall mail or cause to be mailed a notice of a Change of Control



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          Redemption within 30 business days following a Change of Control. Any
          Change of Control Redemption shall be effected pursuant to the provisions of Sections 11.1 through 11.7 of this Indenture.

     SECTION 2.3. Amendment to Section 11.1. Section 11.1 is hereby amended by inserting, at the beginning of such section, the words "In addition to its right to make a Change of Control Redemption,".

     SECTION 2.4. Amendment to Form of Note. Paragraph (6) of the Form of Reverse of Note set forth in Exhibit A to the Indenture is hereby amended by inserting the word "also" between the words "are" and "redeemable. Said Paragraph (6) of the Form of Reverse of Note is hereby further amended by inserting a new sentence at the beginning of such paragraph to read in full as follows:

          Upon the occurrence of a Change of Control, the Company has the right to redeem the Notes (a "Change of Control Redemption"), in whole but not in part, in cash at the Redemption Price, plus any accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date.

                                   ARTICLE III
                                  MISCELLANEOUS

     SECTION 3.1. Section 9.2 of the Indenture. This Supplemental Indenture is a supplemental indenture pursuant to Section 9.2 of the Indenture. Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.

     SECTION 3.2. Full Force and Effect. Except as they have been modified in this Supplemental Indenture, each and every term and provision of the Indenture shall continue in full force and effect, and all references to the Indenture in the Indenture shall be deemed to mean the Indenture as supplemented and amended pursuant hereto.

     SECTION 3.3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     SECTION 3.4. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

     SECTION 3.5. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.


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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                            CCC INFORMATION SERVICES GROUP, INC.


                                            By:/s/ Reid E. Simpson
                                               ---------------------------------
                                            Name:  Reid E. Simpson
                                            Title: Executive Vice President
                                            and Chief Financial Officer


                                            WILMINGTON TRUST COMPANY, as Trustee


                                            By:/s/ Mary C. St. Amand
                                               ---------------------------------
                                            Name:  Mary C. St. Amand
                                            Title: Assistant Vice President





















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